
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM
International Access Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      44,786,826
<SECURITIES>                                         0
<RECEIVABLES>                                  186,453<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              46,905,725<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                46,905,725<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,795,481)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,595,661
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (4,391,142)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (4,391,142)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (4,391,142)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $157,635 and receivable from
DWR of $28,818.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,932,446.
<F3>Liabilities include redemptions payable of $680,807, accrued brokerage commissions of $40,464, accrued management fees of $116,860, accrued administrative expenses payable of $83,655 and accrued transaction fees and costs of $8,917.
<F4>Total revenues includes realized trading revenue of $(4,295,963), net change in unrealized of $1,002,500 and interest income of $497,982.

